UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2014 (May 28, 2014)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01. Financial Statements and Exhibits	4

SIGNATURES	5

EX-10.1
EX-10.2
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has elected Robert A. Maruster to become the Company's Executive Vice President - Chief Operating Officer effective on June 9, 2014.

Mr. Maruster, 42, has years of broad-based operational experience in the airline industry. He joins Republic from JetBlue Airways Corporation, where he was its Chief Operating Officer/Executive Vice President from 2009 to April 2014. Prior to that, Mr. Maruster served JetBlue as its Senior Vice President, Customer Service and Vice President, Operational Planning. Before joining JetBlue in 2005, he served for 12 years in various management roles for Delta Air Lines, culminating in his role running the Atlanta Hub as Vice President, Operations and Customer Service.

Mr. Maruster received his B.A. from Auburn University and his M.B.A. from Emory University.

On May 28, 2014, Mr. Maruster and the Company entered into a Memorandum (the “Offer Letter”). The Offer Letter provides that Mr. Maruster’s base salary will be $560,000 annually. The Offer Letter also provides that Mr. Maruster will be eligible for the following additional compensation (the first five items remaining subject to the terms and conditions of the applicable plans and at the discretion of and subject to approval by the Management Development and Compensation Committee of the Company's Board of Directors):

•	participation in the annual bonus plan under the Company's Executive Incentive Plan, with an award target for 2015 anticipated to be set at 80% of base salary;

•	participation in the Long-Term Incentive Plan under the Company's Executive Incentive Plan, with an award target for the 2015-2017 performance cycle anticipated to be set at $500,000;

•
eligibility to participate in the Company's Amended and Restated 2007 Stock Incentive Plan, with awards at the commencement of his employment of stock options with a grant-date value of $125,000 and restricted stock units with a grant-date value of $250,000, and with annual awards in 2015 anticipated to consist of stock options with a grant-date value of $250,000 and restricted stock units with a grant-date value of $500,000. Each of these awards will vest in 25% increments on each annual anniversary of the grant date, contingent upon Mr. Maruster's continued employment;

•	a Company contribution of $65,000 in 2015 into Mr. Maruster’s deferred compensation account;

•
a special one-time grant of restricted stock units with a grant-date value of $300,000. This award will vest 100% on the four-year anniversary of the grant date, contingent upon Mr. Maruster’s continued employment;

•
special long-term incentive awards that will be equivalent to awards made under the 2012-2014, 2013-2015 and 2014-2016 cycles of the Long-Term Incentive Plan, with targets of $125,000, $291,667 and $458,333, respectively;

•	a special one-time relocation bonus of $75,000;

•	relocation benefits under the Company's Senior Executive Level Relocation Policy to assist Mr. Maruster with his relocation to the Phoenix area; and

•
reimbursement of any premiums that Mr. Maruster is required to pay under COBRA if he chooses to maintain his current medical, dental, and vision benefits for up to 90 days from commencement of his employment.

Should Mr. Maruster’s employment with the Company terminate at any time while he is employed in the position of Executive Vice President - Chief Operating Officer, his eligibility for separation benefits will be governed by the Company's then-applicable Executive Separation Policy.

The above summary of the Offer Letter is not complete and is qualified in its entirety by reference to the terms of the Offer Letter, a copy of which is filed as Exhibit 10.1 and is incorporated in this Report by reference.

A copy of the press release dated June 2, 2014 announcing Mr. Maruster’s appointment as Executive Vice President - Chief Operating Officer of the Company is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated May 28, 2014, by and between Robert A. Maruster and Republic Services, Inc.
10.2	Form of Employee Restricted Stock Unit Agreement with cliff vesting
99.1	Press release dated June 2, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: June 2, 2014	By:	/s/ Glenn A. Culpepper
Glenn A. Culpepper
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

5